Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8, of Handheld Entertainment, Inc. of our report dated March 13, 2007, on the financial statements of Handheld Entertainment, Inc. for the years ended December 31, 2006 and 2005.

/s/ SALBERG & COMPANY, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
July 17, 2007